Exhibit 99.1

Offerpad Reports First Quarter 2023 Results

— 99% of legacy inventory under contract or sold —

— Sequential improvement in operating metrics —

CHANDLER, Ariz. – May 3, 2023 – (BUSINESS WIRE) – Offerpad Solutions Inc. (“Offerpad”) (NYSE: OPAD), a leading tech-enabled platform for residential real estate, today released financial results for the three months ended March 31, 2023.

“We are pleased to see the expected sequential improvement in our quarterly results materialize,” said Brian Bair, Chairman and CEO of Offerpad. “Net Loss improved 51% and Adjusted EBITDA improved 57% over the fourth quarter 2022. Acquisition volume has also steadily increased each month in 2023, with homes acquired after the market shift showing positive performance.”

“During the last three quarters we have acted decisively to responsibly sell through our legacy inventory. We are now focused entirely on our go forward plans to simplify residential real estate and build an extensive suite of solutions,” said Bair.

First Quarter 2023 Financial Results – compared with the prior quarter:

•	Revenue was $609.6 million compared to $677.2 million

•	Gross Profit (Loss) was $7.3 million compared to ($44.9) million

•	Net Loss was ($59.4) million compared to ($121.1) million

•	Adjusted EBITDA was ($44.8) million compared to ($103.7) million

•	Diluted Loss Per Share was ($0.17) compared to ($0.49)

Q1 2023 Financial Results (Quarter over quarter)

	Q1 2023		Q4 2022		Percentage Change
Homes acquired	364		539		(32%)
Homes sold	1,609		1,865		(14%)
Revenue	$609.6M		$677.2M		(10%)
Gross profit (loss)[1]	$7.3M		($44.9M	)	n.a.
Net loss[1,2]	($59.4M	)	($121.1M	)	51%
Adjusted net loss[1]	($59.1M	)	($124.5M	)	53%
Adjusted EBITDA[1]	($44.8M	)	($103.7M	)	57%
Gross profit (loss) per home sold	$4,500		($24,100)		n.a.
Contribution loss after interest per home sold	($46,900)		($32,800)		(43%)
Cash and cash equivalents	$107.7M		$97.2M		11%

[1]	Includes $7.3 million charge in Q1 2023 and $44.1 million charge in Q4 2022 for an inventory valuation adjustment.
[2]	Includes $0.4 million non-cash charge in Q1 2023 and a $3.4 million non-cash credit in Q4 2022 to mark to market the Warrant Liability.

Q1 2023 Financial Results (Year over year)

	Q1 2023		Q1 2022	Percentage Change
Homes acquired	364		2,856	(87%)
Homes sold	1,609		3,602	(55%)
Revenue	$609.6M		$1.37B	(56%)
Gross profit[1]	$7.3M		$132.1M	(94%)
Net (loss) income[1,2]	($59.4M	)	$41.0M	n.a.
Adjusted net (loss) income[1]	($59.1M	)	$35.3M	n.a.
Adjusted EBITDA[1]	($44.8M	)	$50.4M	n.a.
Gross profit per home sold	$4,500		$36,700	(88%)
Contribution (loss) profit after interest per home sold	($46,900)		$24,400	n.a.
Cash and cash equivalents	$107.7M		$198.2M	(46%)

[1]	Includes $7.3 million charge in Q1 2023 for an inventory valuation adjustment.
[2]	Includes $0.4 million non-cash charge in Q1 2023 and a $5.7 million non-cash credit in Q1 2022 to mark to market the Warrant Liability.

Additional information regarding Offerpad’s first quarter 2023 financial results and management commentary can be found by accessing the Company’s Quarterly Letter to Shareholders on the Offerpad investor relations website at investor.offerpad.com.

Second Quarter 2023 Outlook

“With the business being rightsized to reflect current transaction volumes, we expect to achieve positive Adjusted EBITDA again in the fourth quarter of this year,” said Mike Burnett, CFO of Offerpad. “We also expect Q2 to reflect quarter over quarter increases in acquisitions, inventory and contribution margin and improvement in our time from acquisition to sale,” said Burnett.

Offerpad is providing its second quarter outlook for 2023 as follows:

Q2 2023 Outlook
Homes Sold	400 – 550
Revenue	$140M – $200M
Adjusted EBITDA[3]	($25)M – ($40)M

[3]	See Non-GAAP financial measures below for an explanation of why a reconciliation of this guidance cannot be provided.

Conference Call and Webcast Details

Offerpad Chairman and CEO Brian Bair and CFO Mike Burnett will host a conference call and accompanying webcast on May 3, 2023, at 5 p.m. ET. The webcast can be accessed on Offerpad’s Investor Relations website at events.q4inc.com/attendee/182757362. Participants can register at www.netroadshow.com/events/login?show=c4f17832&confId=45676 to receive a personalized dial in number and PIN. Access to a replay of the webcast will be available from the same website address shortly after the live webcast concludes.

About Offerpad

Offerpad’s mission is to deliver the best home buying and selling experience. From cash offers and flexible listing options to mortgages and buyer services, Offerpad has been helping homeowners since 2015. We pair our local expertise in residential real estate with proprietary technology to put you in control of the process and help find the right solution that fits your needs. Visit Offerpad.com for more information.

#OPAD_IR

Contacts

Investors

Stefanie Layton

Investors@offerpad.com

Media

Press@Offerpad.com

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding the anticipated quarter-over-quarter improvement in Offerpad’s time from acquisition to sale and increase in Offerpad’s acquisition volume, inventory and contribution margin for the second quarter 2023, Offerpad’s financial outlook for the second quarter 2023, and expectations regarding profitability are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; Offerpad’s ability to manage its growth effectively; Offerpad’s ability to accurately value and manage inventory, and to maintain an adequate and desirable supply of inventory; Offerpad’s ability to successfully launch new product and service offerings, and to manage, develop and refine its technology platform; Offerpad’s ability to maintain and enhance its products and brand, and to attract customers; Offerpad’s ability to achieve and maintain profitability in the future; the success of strategic relationships with third parties; and Offerpad’s failure to meet the New York Stock Exchange’s continued listing standards. These and other important factors discussed under the caption “Risk Factors” in Offerpad’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 28, 2023, and Offerpad’s other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
(in thousands, except per share data) (Unaudited)	2023	2022
Revenue	$609,579	$1,373,837
Cost of revenue	602,294	1,241,695

Gross profit	7,285	132,142

Operating expenses:
Sales, marketing and operating	42,351	69,888
General and administrative	14,479	14,657
Technology and development	2,241	3,182

Total operating expenses	59,071	87,727

(Loss) income from operations	(51,786)	44,415
Other income (expense):
Change in fair value of warrant liabilities	(389)	5,664
Interest expense	(7,432)	(7,196)
Other income, net	282	4

Total other expense	(7,539)	(1,528)

(Loss) income before income taxes	(59,325)	42,887
Income tax expense	(122)	(1,899)

Net (loss) income	$(59,447)	$40,988

Net (loss) income per share, basic	$(0.17)	$0.17

Net (loss) income per share, diluted	$(0.17)	$0.16

Weighted average common shares outstanding, basic	354,936	240,120

Weighted average common shares outstanding, diluted	354,936	259,607

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
(in thousands, except par value per share) (Unaudited)	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$107,733	$97,241
Restricted cash	35,214	43,058
Accounts receivable	2,404	2,350
Inventory	172,651	664,697
Prepaid expenses and other current assets	9,712	6,833

Total current assets	327,714	814,179
Property and equipment, net	5,067	5,194
Other non-current assets	5,171	5,696

TOTAL ASSETS	$337,952	$825,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,419	$4,647
Accrued and other current liabilities	20,771	28,252
Secured credit facilities and other debt, net	128,843	605,889
Secured credit facilities and other debt - related party	26,380	60,176

Total current liabilities	180,413	698,964
Warrant liabilities	928	539
Other long-term liabilities	3,110	3,689

Total liabilities	184,451	703,192

Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.0001 par value; 2,000,000 shares authorized; 382,798 and 232,379 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	38	23
Class B common stock, $0.0001 par value; 20,000 shares authorized; 14,816 shares issued and outstanding as of March 31, 2023 and December 31, 2022	2	2
Additional paid in capital	493,577	402,521
Accumulated deficit	(340,116)	(280,669)

Total stockholders’ equity	153,501	121,877

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$337,952	$825,069

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
($ in thousands) (Unaudited)	2023	2022
Cash flows from operating activities:
Net (loss) income	$(59,447)	$40,988
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	202	119
Amortization of debt financing costs	894	717
Inventory valuation adjustment	7,285	981
Stock-based compensation	1,843	1,628
Change in fair value of warrant liabilities	389	(5,664)
Change in fair value of derivative instrument	568	—
Changes in operating assets and liabilities:
Accounts receivable	(54)	(15,631)
Inventory	484,761	260,079
Prepaid expenses and other assets	(1,710)	(2,488)
Accounts payable	(228)	2,238
Accrued and other liabilities	(8,060)	(3,140)

Net cash provided by operating activities	426,443	279,827

Cash flows from investing activities:
Purchases of property and equipment	(75)	(381)
Purchase of derivative instrument	(1,212)	—

Net cash used in investing activities	(1,287)	(381)

Cash flows from financing activities:
Borrowings from credit facilities and other debt	186,391	892,836
Repayments of credit facilities and other debt	(700,635)	(1,134,164)
Payment of debt financing costs	(23)	(35)
Borrowings from warehouse lending facility	8,188	—
Repayments of warehouse lending facility	(5,657)	—
Proceeds from issuance of pre-funded warrants	90,000	—
Proceeds from exercise of pre-funded warrants	11	—
Issuance cost of pre-funded warrants	(784)	—
Proceeds from exercise of stock options	49	3,242
Payments for taxes related to stock-based awards	(48)	—

Net cash used in financing activities	(422,508)	(238,121)

Net change in cash, cash equivalents and restricted cash	2,648	41,325
Cash, cash equivalents and restricted cash, beginning of period	140,299	194,433

Cash, cash equivalents and restricted cash, end of period	$142,947	$235,758

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:
Cash and cash equivalents	$107,733	$198,167
Restricted cash	35,214	37,591

Total cash, cash equivalents and restricted cash	$142,947	$235,758

Supplemental disclosure of cash flow information:
Cash payments for interest	$11,064	$10,537

Non-GAAP Financial Measures

In addition to Offerpad’s results of operations above, Offerpad reports certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing Offerpad’s operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income.

Offerpad may calculate or present its non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures Offerpad reports may not be comparable with those of companies in Offerpad’s industry or in other industries. Offerpad has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) within this press release because Offerpad is unable to calculate certain reconciling items without making unreasonable efforts. These items, which include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, could materially affect the computation of forward-looking net income (loss), are inherently uncertain and depend on various factors, some of which are outside of Offerpad’s control.

Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins)

To provide investors with additional information regarding Offerpad’s margins, Offerpad has included Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins), which are non-GAAP financial measures. Offerpad believes that Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across Offerpad’s markets. Each of these measures is intended to present the economics related to homes sold during a given period. Offerpad does so by including revenue generated from homes sold (and ancillary services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period presented. Contribution Profit provides investors a measure to assess Offerpad’s ability to generate returns on homes sold during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities) attributable to homes sold during a reporting period. Offerpad believes these measures facilitate meaningful period over period comparisons and illustrate Offerpad’s ability to generate returns on assets sold after considering the costs directly related to the assets sold in a presented period.

Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest (and related margins) are supplemental measures of Offerpad’s operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period.

Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP. Offerpad includes a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.

Adjusted Gross Profit / Margin

Offerpad calculates Adjusted Gross Profit as gross profit under GAAP adjusted for (1) net inventory valuation adjustment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net inventory valuation adjustment is calculated by adding back the inventory valuation adjustment charges recorded during the period on homes that remain in inventory at period end and subtracting the inventory valuation adjustment charges recorded in prior periods on homes sold in the current period. Offerpad defines Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance, as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort.

Contribution Profit / Margin

Offerpad calculates Contribution Profit as Adjusted Gross Profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income, net which is primarily comprised of interest income earned on our cash and cash equivalents and fair value adjustments of derivative financial instruments. The composition of Offerpad’s holding costs is described in the footnotes to the reconciliation table below. Offerpad defines Contribution Margin as Contribution Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflow directly associated with a specific resale cohort.

Contribution Profit / Margin After Interest

Offerpad defines Contribution Profit After Interest as Contribution Profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from Adjusted Gross Profit, and minus (3) interest expense under Offerpad’s senior and mezzanine secured credit facilities incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred. Offerpad’s senior and mezzanine secured credit facilities are secured by their homes in inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. Offerpad defines Contribution Margin After Interest as Contribution Profit After Interest as a percentage of revenue.

Offerpad views this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with costs of financing.

The following table presents a reconciliation of Offerpad’s Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to Offerpad’s gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
(in thousands, except percentages and homes sold, unaudited)	March 31, 2023	December 31, 2022	March 31, 2022
Gross (loss) profit	$7,285	$(44,860)	$132,142
Gross margin	1.2%	-6.6%	9.6%
Homes sold	1,609	1,865	3,602
Gross (loss) profit per home sold	4.5	(24.1)	36.7
Adjustments:
Inventory valuation adjustment - current period (1)	7,285	44,075	434
Inventory valuation adjustment - prior period (2)	(51,515)	(25,469)	(1,114)
Interest expense capitalized (3)	4,677	3,081	4,278

Adjusted gross (loss) profit	(32,268)	(23,173)	135,740
Adjusted gross margin	-5.3%	-3.4%	9.9%
Adjustments:
Direct selling costs (4)	(18,061)	(20,584)	(31,854)
Holding costs on sales - current period (5)(6)	(1,248)	(1,251)	(1,991)
Holding costs on sales - prior period (5)(7)	(1,886)	(1,209)	(819)
Other income, net (8)	282	861	4

Contribution (loss) profit	(53,181)	(45,356)	101,080
Contribution margin	-8.7%	-6.7%	7.4%
Homes sold	1,609	1,865	3,602
Contribution (loss) profit per home sold	(33.1)	(24.3)	28.1
Adjustments:
Interest expense capitalized (3)	(4,677)	(3,081)	(4,278)
Interest expense on homes sold - current period (9)	(5,498)	(5,858)	(5,312)
Interest expense on homes sold - prior period (10)	(12,032)	(6,943)	(3,443)

Contribution (loss) profit after interest	(75,388)	(61,238)	88,047
Contribution margin after interest	-12.4%	-9.0%	6.4%
Homes sold	1,609	1,865	3,602
Contribution (loss) profit after interest per home sold	(46.9)	(32.8)	24.4

(1)	Inventory valuation adjustment – current period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(2)	Inventory valuation adjustment – prior period is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(3)

Interest expense capitalized represents all interest related costs, including senior and mezzanine secured credit facilities, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.

(4)	Direct selling costs represents selling costs incurred related to homes sold in the period presented. This primarily includes broker commissions and title and escrow closing fees.
(5)	Holding costs primarily include insurance, utilities, homeowners association dues, property taxes, cleaning, and maintenance costs.
(6)	Represents holding costs incurred on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(7)	Represents holding costs incurred in prior periods on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(8)	Other income, net principally represents interest income earned on our cash and cash equivalents and fair value adjustments of derivative financial instruments.

(9)	Represents both senior and mezzanine interest expense incurred on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.
(10)

Represents both senior and mezzanine secured credit facilities interest expense incurred in prior periods on homes sold in the period presented and expensed to Interest expense on the Condensed Consolidated Statements of Operations.

Adjusted Net Income (Loss) and Adjusted EBITDA

Offerpad also presents Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP financial measures, which the management team uses to assess Offerpad’s underlying financial performance. Offerpad believes these measures provide insight into period over period performance, adjusted for non-recurring or non-cash items.

Offerpad calculates Adjusted Net Income (Loss) as GAAP Net Income (Loss) adjusted for the change in fair value of warrant liabilities. Offerpad defines Adjusted Net Income (Loss) Margin as Adjusted Net Income (Loss) as a percentage of revenue.

Offerpad calculates Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. Offerpad defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue.

Adjusted Net Income (Loss) and Adjusted EBITDA are supplemental to Offerpad’s operating performance measures calculated in accordance with GAAP and have important limitations. For example, Adjusted Net Income (Loss) and Adjusted EBITDA exclude the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in Offerpad’s industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP.

The following table presents a reconciliation of Offerpad’s Adjusted Net Income (Loss) and Adjusted EBITDA to their GAAP Net Income (Loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
(in thousands, except percentages, unaudited)	March 31, 2023	December 31, 2022	March 31, 2022
Net (loss) income (GAAP)	$(59,447)	$(121,137)	$40,988
Change in fair value of warrant liabilities	389	(3,360)	(5,664)

Adjusted net (loss) income	$(59,058)	$(124,497)	$35,324
Adjusted net (loss) income margin	(9.7%)	(18.4%)	2.6%
Adjustments:
Interest expense	7,432	15,135	7,196
Amortization of capitalized interest (1)	4,677	3,081	4,278
Income tax expense	122	324	1,899
Depreciation and amortization	202	258	119
Amortization of stock-based compensation	1,843	2,014	1,628

Adjusted EBITDA	(44,782)	(103,685)	50,444
Adjusted EBITDA margin	(7.3%)	(15.3%)	3.7%

(1)

Amortization of capitalized interest represents all interest related costs, including senior and mezzanine interest related costs, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.